UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2025
Oscar Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)
(646) 403-3677
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On February 4, 2025, Oscar Health, Inc. (the “Company”) announced the Company’s financial results for the fourth quarter and year ended December 31, 2024. A copy of the press release issued in connection with the announcement is attached and furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President of Oscar Insurance
On January 30, 2025, the Board of Directors (the “Board”) of the Company appointed Janet Liang as EVP and President of Oscar Insurance, effective February 24, 2025. Ms. Liang will be responsible for overseeing the Company’s insurance and operations functions. This newly created role will centralize leadership for the Company's health plan under a veteran health care executive. Alessandrea Quane, the Company’s EVP, Chief Insurance Officer, will cease serving in this role effective as of February 24, 2025 and her employment with the Company and Oscar Management Corporation (“OMC”) will terminate effective as of March 3, 2025. In addition, on January 29, 2025, Steven Wolin resigned as EVP and Chief Operating Officer of the Company, effective as of February 5, 2025.

In addition to her appointment as EVP and President of Oscar Insurance, Ms. Liang has been designated by the Board as the Company’s principal operating officer, effective as of February 24, 2025.

Since February 2020, and through February 21, 2025, Ms. Liang has served as executive vice president, group president and chief operating officer, care delivery, for Kaiser Foundation Health Plan, Inc. and Hospitals (“Kaiser”), as well as a member of Kaiser Permanente’s National Executive Team. Prior to this role, Ms. Liang served as President, Northern California Region of Kaiser from June 2016 to January 2020, as well as other executive roles at Kaiser from February 2007 to August 2016. Ms. Liang also held executive roles over a 15-year career at Group Health Cooperative, a regional health plan and healthcare provider in Washington state. Ms. Liang holds a bachelor’s degree in political science from Boston University and a master’s degree in health administration from the University of Washington.

In connection with Ms. Liang’s appointment, the Company, OMC and Ms. Liang entered into an Employment Agreement (the “Liang Employment Agreement”). The material terms and conditions of the Liang Employment Agreement are summarized below.

Ms. Liang’s employment under the Liang Employment Agreement is “at-will” and will continue until terminated in accordance with its terms. The Liang Employment Agreement provides for (i) a $600,000 annual base salary; (ii) a target annual bonus equal to 100% of her base salary; (iii) an annual equity award with a target value of $3,000,000; (iv) a cash award in the amount of $800,000 for each of calendar years 2025 through 2028; (v) eligibility to participate in customary health, welfare and fringe benefit plans that the Company provides to its similarly situated senior executives; and (vi) a transition benefit in the amount of $150,000 in connection with Ms. Liang obtaining lodging in New York.

In addition, Ms. Liang is entitled to receive a $2,000,000 sign-on bonus (the “Sign-on Bonus”), payable in two equal installments within 30 days following each of the effective date of her employment (the “Liang Effective Date”) and the six-month anniversary of the effective date. In the event that Ms. Liang’s employment is terminated prior to the 18-month anniversary of the Liang Effective Date by the Company for “cause” or by Ms. Liang without “good reason” (each, as defined in the Liang Employment Agreement), Ms. Liang will be required to repay the unearned portion of the applicable installment on a pro-rata basis to reflect her time employed through the first anniversary of the Liang Effective Date (for the first installment) or through the 18-month anniversary of the Liang Effective Date (for the second installment).

In connection with entering into the Liang Employment Agreement, Ms. Liang will be granted (i) a restricted stock unit award covering shares of the Company’s Class A common stock with a value of $1,500,000, and (ii) a stock option, with a Black-Scholes valuation as of the date of grant of $1,500,000, to purchase shares of the Company’s Class A common stock awards, in each case, under the Company’s 2021 Incentive Award Plan. The awards will vest (and become exercisable, as applicable) with respect to 1/16th of the shares subject to the award on each quarterly anniversary of March 1, 2025.

Under the Liang Employment Agreement, on a termination of Ms. Liang’s employment by the Company without cause or by Ms. Liang for good reason, Ms. Liang will be entitled to receive the following severance payments and benefits:

(i)an amount equal to the sum of (A) Ms. Liang’s annual base salary and (B) Ms. Liang’s target annual bonus for the calendar year in which the termination occurs, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination;
(ii)continued healthcare coverage pursuant to COBRA for 12 months after the termination date at the same cost to the executive as if still employed with the Company;
(iii)12 months’ accelerated vesting of outstanding Company time-vesting equity-based awards held by Ms. Liang; provided that, if a qualifying termination occurs on or within 12 months following a “change in control” (as defined in the Liang Employment Agreement), then all outstanding Company time-vesting equity-based awards held by Ms. Liang will become fully vested and, to the extent applicable, exercisable; and
(iv)if the termination occurs prior to the six-month anniversary of Ms. Liang’s employment start date, the second installment of the Sign-on Bonus, payable in a lump-sum cash payment.

The severance payments and benefits described above are subject to Ms. Liang’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenant provisions (e.g., confidentiality, non-competition, non-solicitation and non-disparagement), and are in addition to any accrued amounts (including, other than upon a termination without good reason or for cause, any prior year’s earned but unpaid annual bonus).

In connection with her appointment, Ms. Liang will also enter into the Company’s standard form of indemnification agreement for directors and officers.

Chief Legal Officer Transition
On January 30, 2025, Ranmali Bopitiya, the Company’s EVP and Chief Legal Officer, agreed to transition to the role of EVP, Public Affairs, effective as of February 24, 2025, at which time, Adam McAnaney will join the Company as EVP and Chief Legal Officer.

Amended and Restated Employment Agreement with Ranmali Bopitiya
In connection with Ms. Bopitiya’s transition to the role of EVP, Public Affairs, the Company, OMC and Ms. Bopitiya entered into an Amended and Restated Employment Agreement, the terms and conditions of which are materially consistent with those set forth in the employment agreement that Ms. Bopitiya previously entered into with the Company and OMC.

Alessandrea Quane Transition
In connection with Ms. Quane’s separation, she will be entitled to receive the severance payments and benefits described in her employment agreement in connection with a qualifying termination of employment in exchange for a release of claims Ms. Quane might have against the Company and continued compliance with any restrictive covenants.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

By:	/s/ R. Scott Blackley
Name:	R. Scott Blackley
Title:	Chief Financial Officer
Date: February 4, 2025